                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     December 1,  through December 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                            $904,409,897.00
(B) Class A Certificate Ownership Interest of the Trust                           94.00%
(C) Original Class A Certificate Balance                                $850,145,000.00
(D) Class A Certificate Rate                                                       5.95%
(E) Original Class B Certificate Balance                                 $54,264,897.00
(F) Class B Certificate Rate                                                       5.95%
(G) Servicing Fee Rate                                                             1.00%
(H) Original Weighted Average Coupon (WAC)                                         7.66%
(I) Original Weighted Average Remaining Term (WAM)                                43.73 months
(J) Number of Contracts                                                          83,274
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                 0.75%
    (ii)   Reserve Fund Initial Deposit                                   $6,783,074.23
    (iii)  Specified Reserve Fund Balance Percent                                  0.75%
    (iv)   Specified Reserve Fund Balance                                 $6,783,074.23
    (v)    Reserve Fund Floor Percent                                              1.50%
    (vi)   Reserve Fund Floor Amount                                     $13,566,148.46
    (vii)  Reserve Fund Floor Trigger Amount                            $271,322,969.12
(L)  Original Yield Supplement Deposit                                    $9,291,930.03
(M)  Original Letter of Credit Amount                                    $70,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                         $834,949,641.70
(B) Total Portfolio Pool Factor
(C) Class A Certificate Balance                                         $784,852,663.20
(D) Class A Principal Factor
(E) Class B Certificate Balance                                          $50,096,978.50
(F) Reserve Fund Balance                                                  $6,783,074.23
(G) Outstanding Interest Advance                                          $1,940,442.68
(H) Payahead Account Balance                                              $3,319,411.09
(I) Cumulative Net Losses for All Prior Periods                                  9212.00
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                           7.67%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                  42.23 months
(L) Number of Contracts                                                          80,552
(M) Yield Supplement Balance                                              $8,136,679.84
(N) Letter of Credit Amount                                              $67,711,890.87

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                 $6,638,827.79
    (ii)  Prepayments in Full                                             $2,750,979.47
    (iii) Prepayments in Full Due to Repurchases                                  $0.00
(B) Precomputed Contracts Total Collections                              $10,633,898.18
(C) Simple Interest Contracts
    (i)   Collected Principal                                            $24,626,031.52
    (ii)  Collected Interest                                              $4,017,684.63
    (iii) Repurchased Receivables Principal                                       $0.00
    (iv)  Repurchased Receivables Interest                                        $0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                 $757,402.48
    (ii) Current Advance Amount                                             $434,534.62

(E) Interest Advance for Simple Interest - Net (If positive, Addi                 $0.00

(F) Payahead Account
    (i)  Payments Applied                                                   $564,500.41
    (ii) Additional Payaheads                                               $594,112.04
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                           7.68%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (W                 41.56 months
(I) Remaining Number of Contracts                                                78,861

(J) Delinquent Contracts                                 Contract                 Amount

    (i)   31-60 Days Delinquent                      851    1.08%            $9,345,185   1.17%
    (ii)  61-90 Days Delinquent                       82    0.10%               991,255   0.12%
    (iii) Over 90 Days Delinquent                     32    0.04%               407,071   0.05%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                       0.00
(B) Reserve Fund Investment Income -- Paid to Seller                          26,006.60
(C) Investment Income on Yield Supplement Balance                             33,118.40
(D) Aggregate Net Losses for Collection Period                                89,889.13
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                   207,943.99
    (ii)  Net Liquidation Proceeds Received During the Collection            112,359.06
    (iii) Recoveries on Previously Liquidated Contracts                        5,695.80
(F) Number of Vehicles Repossessed During the Collection Period                      47


EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     December 1,  through December 31, 1997
I. COLLECTIONS

(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii        $34,015,838.78
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(          4,938,907.69
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                 118,054.86
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                         0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                     0.00

(F) Total Collections (A+B+C+D+E)                                        $39,072,801.33
(G) Net Simple Interest Advance Amount  (C(E))                                     0.00

(H) Total Collections and Advances (F+G)                                  39,072,801.33

(I) Yield Supplement Deposit                                                 489,524.61

(J) Total Available Amount (H+I)                                          39,562,325.94


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))           $34,015,838.78
(B) Principal on Repurchased Contracts (I(D))                                      0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                207,943.99


(D) Total Principal Reduction (A+B+C)                                    $34,223,782.77

(E) Class A Distributable Amount
    (i)   Class A Quarterly Interest Payment (A(D)*B(C))                  $3,891,561.12
    (ii)  Quarterly Principal to Class A (B(C)-(III(i)*A(B))              32,170,355.81

    (iii) Total Distributable Amount (i+ii)                              $36,061,916.93

(F) Class B Distributable Amount
    (i)   Class B Quarterly Interest Payment (A(F)*B(E))                    $248,397.52
    (ii)  Quarterly Principal to Class B (II(D)-(E)ii)                     2,053,426.96

    (iii) Total Distributable Amount (i+ii)                               $2,301,824.48

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                         $695,791.37
    (ii)  Class A Amount (II(E)iii)                                       36,061,916.93
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                       0.00
    (iv) Class B Amount (II(F)iii)                                         2,301,824.48
    (v) Residual Release to Seller                                           502,793.16

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                       39,562,325.94

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                   0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H         39,562,325.94


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                         Beginning                         End
                                         of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance             $834,949,641.70                $800,725,858.93
    (ii)  Total Pool Factor                    0.9231983                      0.8853572
    (iii) Class A Certificate Bala       $784,852,663.20                $752,682,307.39
    (iv)  Class A Principal Factor             0.9231986                      0.8853576
    (v)   Class B Certificate Bala        $50,096,978.50                 $48,043,551.54

(B) Portfolio Information
    (i)   Weighted Average Coupon                   7.67%                          7.68%
    (ii)  Weighted Average Remaini                 42.23 months                   41.56 months
    (iii) Remaining Number of Cont                80,552                         78,861


(C) Outstanding Advance Amount             $1,940,442.68                  $1,617,574.82

(D) Outstanding Payahead Balance           $3,319,411.09                  $3,349,022.72

EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     December 1,  through December 31, 1997

(A) Beginning Reserve Fund Balance (B(F))


(A) Beginning Reserve Fund Balance (B(F))                                  6,783,074.23

(B) Draw for Class A Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii+(G)i)-I(H)))
(C) Draw for Class B Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                         502,793.16
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                   $7,285,867.39

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)              $6,783,074.23

(G) Reserve Fund Release to Seller                                          $502,793.16
        (If Positive (E-F))
(H) Ending Reserve Fund Balance (E-G)                                     $6,783,074.23

V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                            $8,136,679.84
(B) Investment Earnings                                                       33,118.40
(C) Additional Yield Supplement Amounts                                            0.00
(D) Yield Supplement Deposit Amount                                          489,524.61
(E) Ending Yield Supplement Account Balance                                7,680,273.63
(F) Release Amount Due Seller                                                $21,178.77
(G) Ending Yield Supplement Account Balance to be Invested                 7,659,094.86


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                $89,889.13
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)           $207,943.99
    (ii)  Net Liquidation Proceeds Received During the Collection            112,359.06
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)              5,695.80
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                         99,101.13

(D) Delinquent and Repossessed Contracts
                                               Contracts                       89889.13

    (i)   31-60 Days Delinquent                      851    1.08%         $9,345,185.00
    (ii)  61-90 Days Delinquent                       82    0.10%            991,255.00
    (iii) Over 90 Days Delinquent                     32    0.04%            407,071.00

    (iv)  Vehicles Repossessed Dur                    47    0.06%            652,662.01
    (v)  Total Accumulated Reposse                    68    0.08%



VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.00%
    (ii)  Preceeding Collection Period                                             0.01%
    (iii) Current Collection Period                                                0.13%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.05%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.04%
    (ii)  Preceeding Collection Period                                             0.14%
    (iii) Current Collection Period                                                0.23%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.14%

(C) Loss and Delinquency Trigger Indicator                       Trigger Was Not Hit



VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                              $70,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # o                 94.70%
(C)  Less Draws                                                                   $0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))               $66,290,438.79


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

EXHIBIT 99